                                                                    Exhibit 99.7


                                [FORM OF PROXY]

                            AMERICAN STORES COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 12, 1998


        The undersigned hereby constitutes and appoints Teresa Beck, Neal J. Rider and Mark N. Schneider and each of them, his/her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of AMERICAN STORES COMPANY to be held at 8:00 a.m., local time, on November 12, 1998, at the Hyatt Westlake Plaza, 880 South Westlake Boulevard, Westlake Village, California, and at any postponements or adjournments thereof.

                                                    (change of address/comments)

You are encouraged to specify your choice by mark- __________________________ ing the appropriate box, SEE REVERSE SIDE, but you __________________________ need not mark any box if you wish to vote in accor- __________________________ dance with the Board of Directors' recommendation. __________________________ Your shares cannot be voted unless you sign this card on the reverse and return it to the Company.




                        (please sign on reverse side)
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                             FOLD AND DETACH HERE
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--- Please mark your
 X  vote as in this
--- example.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
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           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
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                                                         FOR    AGAINST  ABSTAIN
                                                       -------  -------  -------
  1. Proposal to approve and adopt the Agreement and
     Plan of Merger, dated as of August 2, 1998, among ------- ------- ------- Albertson's, Inc., Abacus Holdings, Inc. and
     American Stores Company, and approve the merger
     related thereto.
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                                                       -------
                                I PLAN TO ATTEND
                                THE SPECIAL MEETING
                                                       -------

                                                       -------
                                CHANGE OF ADDRESS/
                                COMMENTS ON
                                REVERSE SIDE
                                                       -------



  SIGNATURE(S) _______________________________ DATE __________ 1998
  NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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                 PLEASE VOTE, SIGN AND RETURN THE ABOVE PROXY


                            AMERICAN STORES COMPANY


                        SPECIAL MEETING OF SHAREHOLDERS


DATE:   NOVEMBER 12, 1998

TIME:   8:00 A.M.

PLACE:  HYATT WESTLAKE PLAZA
        880 SOUTH WESTLAKE BOULEVARD
        WESTLAKE VILLAGE, CALIFORNIA